Exhibit 10.3

DLOCAL LIMITED

REGISTRATION RIGHTS AGREEMENT

[•], 2021

SCHEDULE A	Schedule of Shareholders

i

DLOCAL GROUP LIMITED

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of [•], 2021 by and among:

(1)

DLOCAL LIMITED an exempted company with limited liability registered in the Cayman Islands, whose registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company” or “DLocal”);

(2)

DLOCAL GROUP LIMITED a company registered in Malta, bearing company registration number C, whose registered office is at Cornerstone Business Centre—Level 4, 16th September Square, Mosta MST 1180, Malta (“Dlocal Malta”);

(3)	General Atlantic DO B.V. of Raamplein 1, 1016 XK Amsterdam, Netherlands, a Shareholder of the Company;

(4)	the Shareholders whose names and addresses are set out in Schedule A (the “Original IRA Shareholders”); and

(5)	the Shareholders whose names and addresses are set out in Schedule B (the “Other Shareholders”, each an “Other Shareholder”).

RECITALS

WHEREAS, Dlocal Malta, the Investor and the Original IRA Shareholders are parties to that Investor’s Rights Agreement dated December 16, 2019 (as amended from time to time, the “Original IRA”); and

WHEREAS, Dlocal Malta, the Company, the Investor, the Original IRA Shareholders and the Other Shareholders hereby agree that the Original IRA shall terminate on the date hereof and this Agreement shall govern the rights of the Holders to cause the Company to register its Ordinary A Shares, issued or issuable to them, and certain other matters as set forth herein, as at the date hereof;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For the purposes of this Agreement:

(a) The term “Act” means the United States Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital, private equity or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

(c) The term “Articles” means the Company’s Articles of Association, as amended and/or restated from time to time.

(d) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) The term “Business Entity” means any sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature or any business division of any of the foregoing.

(f) The term “Excluded Registration” means any of the following: (i) a registration relating solely to the sale of securities of participants in a Company share plan, purchase or similar plan, (ii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or Form F-4 registration statement, (iii) a registration in which the only shares being registered are Ordinary A Shares issuable upon conversion of debt securities that are also being registered, and (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

(g) The term “Form F-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(i) The term “Holder” means any Shareholder holding Registrable Securities.

(j) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Ordinary A Shares under the Act.

(k) The term “Investor” means General Atlantic DO B.V. together with its Affiliates.

(l) The term “Lock-Up Termination” means the first date on which any Holder is entitled to transfer any of its Registrable Securities in accordance with the terms of the underwriting agreement and related lock-up agreement entered into at the time of the Initial Offering;

(m) The term “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

(n) The term “Ordinary A Shares” means Class A common shares of par value of one US Dollar (US$0.002) each in the capital of the Company whose rights are set out in the Articles.

(o) The term “Ordinary B Shares” means Class B common shares of par value of one US Dollar (US$0.002) each in the capital of the Company whose rights are set out in the Articles.

(p) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(q) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(r) The term “Registrable Securities” means (i) Ordinary A Shares, (iii) Ordinary A Shares issuable upon the conversion of the Ordinary B Shares, (iv) any Ordinary A Shares issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; excluding, in each case, any Ordinary A Shares (A) for which registration rights have terminated pursuant to Section 2.12, (B) which have previously been registered, or (C) transferred in a transaction, in which the registration rights under this Agreement are not assigned in accordance herewith. For the avoidance of doubt, “Registrable Securities” refers solely to any issued and outstanding securities.

(s) The term “Required Holder” means a Holder holding at least 6.5% of the Registrable Securities on the relevant determination date, provided that the term “Required Holder” shall not be applicable and cease to have any effect when the Investor first ceases to hold at least 6.5% of the Registrable Securities.

(t) The term “Rule 144” means Rule 144 under the Act.

(u) The term “Rule 405” means Rule 405 under the Act.

(v) The term “SEC” means the United States Securities and Exchange Commission.

(w) The term “Shareholder” means the Investor, the Original IRA Shareholders and the Other Shareholders.

(x) The term “Subsidiary” means any Business Entity (other than the Company) in an unbroken chain of Business Entities beginning with the Company, if each of the Business Entities (other than the last Business Entity in the unbroken chain) owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other Business Entities in such chain.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (x) December 16, 2024 and (y) the Lock-Up Termination, a written request from the Holders of at least fifteen percent (15%) of the Registrable Securities (the ¨RS Minimum Threshold Requirement¨) (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities having an anticipated gross aggregate offering price of at least US$25,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use reasonable commercial efforts to file a registration statement under the Act covering the registration of all Registrable Securities that the Initiating Holders and other Holders request to be registered in a written request received by the Company within forty-five (45) days of the mailing of the Company’s notice pursuant to this Section 2.1(a), provided that all necessary documents for such registration can be obtained and prepared within such 45-day period. The Company shall include in such registration all Registrable Shares that the Holders request to be included within ten (10) days of the delivery of such notice by the Company. Without prejudice to the foregoing, on or following December 16, 2024, the Investor is also entitled (without being required to satisfy the RS Minimum Threshold Requirement) to deliver the written request set out in this Section 2.1, in which case references to the “Initiating Holder” for the purpose of such request shall be deemed to mean the Investor.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by such request by means of an underwriting, the Initiating Holders shall so advise the Company as a part of the request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). The Initiating Holders shall be entitled to select as lead underwriter one or more nationally recognized investment banks which shall be reasonably acceptable to the Company as determined by the Company’s Chief Executive Officer or Chairman of the Board. In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, to Holders who are deemed to be affiliates of the Company (including, but not limited to, directors and management and as a result of such Holder having a member elected to the Board) for the purposes of Rule 144 (and if there is more than one such Holder, among the relevant Holders, pro rata based on the number of Registrable Securities held by all such Holders), (ii) second, to the Initiating Holder or, if there is more than one Initiating Holder, among the Initiating Holders, pro rata based on the number of Registrable Securities held by all such Initiating Holders, and (iii) third, to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) in any 12 month period, after the Company has effected two (2) registrations pursuant to this Section 2.1; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Holders propose to dispose of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.3; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time or remain effective for as long as such registration statement otherwise would be required to remain effective, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the F-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred and twenty (120) day period (other than an Excluded Registration).

(d) The Company shall be deemed to have effected a registration for purposes of Section 2.1(a) if the registration statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 60 days from the effective date of the registration statement.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right, for any reason, to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s share capital pursuant to this Section 2.2, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (which shall be one or more nationally recognized firms of investment bankers) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded from the offering, or (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent 25% of the total amount of securities included in such offering, unless such offering is the Initial Offering in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering.

2.3 Form F-3 Registration. If at any time when it is eligible to use a Form F-3 registration statement the Company shall receive from the Holders of at least fifteen percent (15%) of the Registrable Securities (for purposes of this Section 2.3, the “F-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to file, as soon as practicable following expiration of the fifteen (15) day period mentioned below, a Form F-3 registration statement under the Act covering the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$25,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected or remain effective for as long as such registration statement otherwise would be required to remain effective at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the F-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred and twenty (120) day period (other than an Excluded Registration);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 pursuant to this Section 2.3 (if the F-3 Initiating Holders withdraw their request for such registration or elect not to pay the registration expenses therefor, such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.3(b)(iv));

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi) if the Company, within thirty (30) days of receipt of the request of such F-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) If the F-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1 and of F-3 for references to F-1).

(d) Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and (i) furnish in reasonable advance of any public filing, drafts of such registration statement and any amendments thereto to one counsel selected by Holders of a majority of the Registrable Securities (“Holders’ Counsel”) and consider in good faith comments of Holders’ Counsel on such registration statement and any related documents and (ii) use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (x) the Holders have sold all such Registrable Securities and (y) such time as the registration statement expires; provided further that if the Holders selling pursuant to such registration statement still own Registrable Securities at the time of such expiration, the Company shall file and cause to become effective as quickly as possible a new F-3 registration statement to cover such remaining Registrable Securities, and such replacement registration statement shall not be counted as a registration for purposes of Section 2.3(b)(iv) or Section 2.1 hereof;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify Holders’ Counsel for the Holders of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to Holders’ Counsel a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) and consider in good faith comments of Holders’ Counsel on such documents so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a U.S. national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Subject to the provisions of Section 2.4(a), the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s Subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Holder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities (together, the “Selling Expenses”)) incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the selling Holders (which shall be limited to one counsel) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case Initiating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or 2.3, as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or 2.3. All Selling Expenses (including underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities) relating to Registrable Securities registered pursuant to this Section 2.6 shall be borne and paid by the Holders, pro rata on the basis of the number of Registrable Securities registered on their behalf. For the avoidance of doubt, the Company shall have no obligation to pay for underwriters’ fees and expenses, including fees and expenses of counsel to the underwriters in connection with any registration or sale of Registrable Securities.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, members, officers, directors and shareholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any applicable state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any applicable state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in a registration statement of the Company, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any applicable state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any applicable state securities laws (“Damages”), and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any Damages to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any Damages, insofar as such Damages arise out of or are based upon any Violation, in each case solely to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder (except in the case of fraud or willful misconduct by such Holder) and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Act or pursuant to Form F-3 (at any time after the Company so qualifies to use such form)).

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or shareholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members, or (c) after such assignment or transfer, holds at least 5% of the Registrable Securities then outstanding (appropriately adjusted for any share split, share dividend, bonus issue, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms, conditions, and provisions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of the majority of the issued and outstanding Registrable Securities (including each Required Holder), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in Sections 2.1, 2.2 or 2.3, as to any Holder, (a) at any time after the five year anniversary date of the Initial Offering and (b) at such time after the Initial Offering upon which such Holder holds (i) less than 3.0% of the Company’s Registrable Securities or (ii) can sell all Registrable Securities held by it in compliance with Rule 144 or any successor rule within a three month period.

2.13 Market Stand-Off Agreement. Each Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary A Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary A Shares held immediately before the effective date of the registration statement for such offering (other than Ordinary A Shares that were previously sold under a registration statement or purchased from the public), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary A Shares or other securities, in cash, or otherwise, provided that such restrictions shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the officers and directors of the Company. The foregoing provisions of this Section 2.13 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Shareholders only if all officers and directors of the Company, and shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary A Shares, are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. Moreover, each Holder of Registrable Securities that sells Registrable Securities pursuant to a registration under this Agreement agrees that during such time as such seller may be engaged in a distribution of the Registrable Securities, such seller shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) distribute the Registrable Securities under the registration statement solely in the manner described in the registration statement covering such Registrable Securities; and (ii) cease distribution of the Registrable Securities pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Securities contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the restrictions set forth in this Section 2.13 shall be subject to customary exceptions and limitations as set forth in such agreements as reasonably requested by the underwriters in connection with the Initial Offering and as entered into by the Company, directors and officers of the Company and Shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary A Shares.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns and transferees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

3.3 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of the majority of the issued and outstanding Registrable Securities (including each Required Holder); provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the written consent of any other party, and, provided, further, that this Agreement may be amended with the written consent of the Company and the holders of the majority of the issued and outstanding Registrable Securities to grant registration rights and other related rights to investors of the Company who become parties to this Agreement, as so amended, by executing and delivering an additional counterpart signature page to this Agreement.

3.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9 Aggregation of Shares. All Registrable Securities held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Original IRA. Dlocal Malta, the Investor and the Original IRA Shareholders agree that the Original IRA shall terminate on the date hereof with no further force or effect and with no liability with any party thereto.

3.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT

MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DLOCAL GROUP LIMITED

By:
Name:
Title:

DLOCAL LIMITED

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHERE OF, the parties have executed this Agreement as of the date first above written.

Name: General Atlantic DO B.V.
Title:

EMERALD BAY 24 LLC	JACOBO SINGER

ANDRES BZUROVSKI BAY Name: Title:	BRANISLAV TRAJKOVSKI

MICHEL GOLFFED Name: Title:	RITUAL PAYMENTS CORP Name: Title:

IZBA SA Name: Title:	OREN ZEEV

UNSAL HOLDINGS Name: Title:	CHEN AMIT

AQUA CRYSTAL INVESTMENTS Name: Title:

HMAJG LTD Name: Title:

LEDLIFE SA Name: Title:

[Signature Page to the Registration Rights Agreement]

ADDITION ONE PARTNERS, L.P. Name: Title:	MASTERCARD INVESTMENT HOLDINGS, INC. Name: Title:

ADDITION ONE, L.P. Name: Title:	D1 MASTER HOLDCO I LLC Name: Title:

ALKEON INNOVATION MASTER FUND, LP Name: Title:	TIGER GLOBAL PIP 14-11 LLC Name: Title:

ALKEON INNOVATION OPPORTUNITY MASTER FUND, LP Name: Title:	ENDEAVOR CATALYST III LP Name: Title:

ALKEON INNOVATION MASTER FUND II, LP Name: Title:	RITUAL PAYMENT CORP Name: Title:

BOND II, LP Name: Title:	MARCELO FABIAN PEREZ

BOND FOUNDERS FUND, LP Name: Title:	GREENBRICK S.A. Name: Title:

RODRIGO JORGE SANCHEZ PRANDI	PAIRED MINDS LTD. Name: Title:

[Signature Page to the Registration Rights Agreement]

SCHEDULE A

SCHEDULE OF SHAREHOLDERS

The Original IRA Shareholders

Name	Address

Emerald Bay 24 LLC	Rambla Gandhi 75, Apto 906, Montevideo 11300, Uruguay

Andres Bzurovski Bay	Rambla Gandhi 75, Apto 906, Montevideo 11300, Uruguay

Izba SA	Doscientos Metros Sur de la Entrada de Jugueton en Multiplaz Escazú, San Jose, Costa Rica

Unsal Holdings Ltd, Co.	5th Floor, Ritter House Wickhams Cay II, Road Town, Tortola, British Virgin Islands

Aqua Crystal Investments Ltd, Co.	Level 1, Palm Grove House, Wickam Cay 1, PO Box 985, Road Town, Tortola, British Virgin Islands

HMAJG LLC Co	2257 Wesville Road, Marydel, Kent, 19964, United States of America

Ledlife SA	Av. 18 de Julio 878, apto. 902, Montevideo, Uruguay

Jacobo Singer	Benito Blanco 626 ap 804, Montevideo, Uruguay

Branislav Trajkovski	The Nightingales, London Road, Southborough, Tunbridge Wells, Kent, TN4 0UJ, United Kingdom

Ritual Payment Corp	350 Ocean Dr Unit 304N, Key Biscayne, Florida, 33149 , USA Company Registration No. 81-3660537

Oren Zeev	Weston Dr Los Altos, HLS CA 94022-1929, United States

Chen Amit	3, Hermon Street, Ramat Hasharon, Israel

Michel Golffed

A-1

SCHEDULE B

SCHEDULE OF SHAREHOLDERS

The Other Shareholders

Name	Address

Addition One Partners, L.P.	Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands

Addition One, L.P.	Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands

Alkeon Innovation Master Fund, LP	Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008 Cayman Islands

Alkeon Innovation Opportunity Master Fund, LP	Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008 Cayman Islands, Cayman Islands

Alkeon Innovation Master Fund II, LP	Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008 Cayman Islands

BOND II, LP	1209 Orange Street, Wilmington, Delaware 19801, United States of America

BOND Founders Fund, LP	1209 Orange Street, Wilmington, Delaware 19801, United States of America

Mastercard Investment Holdings, Inc.	1209 N. Orange Street, Wilmington, Delaware 19801, United States of America

D1 Master Holdco I LLC	850 New Burton Road, Suite 201, County of Kent, City of Dover, Delaware 19904, United States of America

Tiger Global PIP 14-11 LLC	Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, United States of America

Endeavor Catalyst III LP	160 Greentree Drive, Suite No 101, Dover, Delaware 19904, United States of America

Ritual Payment Corp	230 Ocean Drive Unit 304N, Key Biscayne, FL 33149, Florida, United States of America

Marcelo Perez	480 Mission Bay Blvd Apt 1405, San Francisco, CA 94158, United States of America

A-1

Name	Address

Greenbrick S.A.	Samuel Lewis Avenue and 58th Street, Obarrio, ADR Technologies Building, 7th Floor, Office 7A, Panama City, Republic of Panama

Rodrigo Jorge Sanchez Prandi	Rivera 2682, apt 501, Montevideo, Uruguay

Paired Minds Ltd.	Building 12, Bay Square, Po Box413633, Dubai

A-2